UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2004

COCA-COLA ENTERPRISES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-09300 (Commission File No.)	58-0503352 (IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)

(770) 989-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index Page 4

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                (d)    On October 26, 2004, the Board of Directors of the Company elected two new directors to fill the vacancies created by the resignations of Steven J. Heyer and Deval L. Patrick.

                        Irial Finan,  Executive Vice President of The Coca-Cola Company and President of Bottling Investments, was elected for a term expiring at the 2005 Annual Meeting of Shareowners.  Mr. Finan will serve on the Executive Committee.

                        J. Alexander M. Douglas, Senior Vice President and Chief Customer Officer, The Coca-Cola Company, was elected for a term expiring at the 2006 Annual Meeting of Shareowners.  Mr. Douglas will serve on the Public Issues Review Committee.

                        The Coca-Cola Company owns approximately 37% of the outstanding common stock of the Company, and is the licensor for the majority of the Company's beverage producgts..

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated October 26, 2004 announcing the election of Irial Finan and J. Alexander M. Douglas, Jr. to the Company Board of Directors.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES INC. (Registrant)

Date: October 27, 2004	By: /S/ E. LISTON BISHIOP III E. Liston Bishop III Vice President, Secretary, and Deputy General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated October 26, 2004 announcing the election of Irial Finan and J. Alexander M. Douglas, Jr. to the Company Board of Directors.